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                                                                   EXHIBIT 10.24

              AMENDED AND RESTATED NONQUALIFIED STOCK OPTION PLAN
         (Amendment and Restatement of Nonqualified Stock Option Plan)

            The Amended and Restated Nonqualified Stock Option Plan of MLC Holdings, Inc. is intended to reward certain MLC Holdings, Inc. employees and key non-employee consultants for their contributions to the Company's continued success by awarding those individuals with non-compensatory stock options. These stock options do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

                                    RECITALS

            WHEREAS, the Company has previously established the 1996 Nonqualified Stock Option Plan, a stock incentive program to provide an opportunity for all employees of the Company to participate in ownership of the Company;

            WHEREAS, the 1996 Nonqualified Stock Option Plan is a component Plan of the 1996 Stock Incentive Plan;

            WHEREAS, the Company's Board had adopted, and recomended to the shareholders for ratification, certain amendments to the 1996 Stock Incentive Plan (amended, restated and renamed as the MLC "Master Stock Incentive Plan") and its component plans, including the 1996 Nonqualified Stock Option Plan;

            WHEREAS, the amendments increase the aggregate number of shares allocated to the Master Stock Incentive Plan and its component plans, and to add an employee stock purchase program as a component plan,

            WHEREAS, the Company desires to make coordinating amendments to the 1996 Nonqualified Stock Option Plan to increase the number of shares for which options may be granted under the Plan, and to this end hereby amends, restates and renames the 1996 Nonqualified Stock Option Plan as the Amended and Restated Nonqualified Stock Option Plan.


                                   ARTICLE 1

                                  DEFINITIONS

            The following words and terms, unless the context clearly indicates otherwise, have the following meanings. Where appropriate in the context of this MLC Holdings, Inc. Nonqualified Stock Option Plan, the singular shall include the plural, the masculine gender shall include the feminine, and vice versa:





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            1:01      "Board" means the Board of Directors of MLC Holdings,
Inc., a Delaware corporation.


            1:02      "Committee" means the stock incentive committee appointed
by the Board to administer the Amended and Restated Stock Incentive Plan of the Company, and the plans adopted thereunder, including without limitation, this Plan.

            1:03      "Common Stock" means the common stock of MLC Holdings,
Inc.

            1:04      "Company" means MLC Holdings, Inc. and any subsidiary
thereof.

            1:05      "Option" means the options granted pursuant to this Plan.

            1:06      "Option Agreement" means an agreement provided for in
Section 6:01.

            1:07      "Participant" means an individual designated pursuant to
Section 3:03 who has executed an Option Agreement.

            1:08      "Permanent Disability" means the inability of an
individual to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            1:09      "Plan" means this this Amended and Restated MLC Holdings,
Inc. Nonqualified Stock Option Plan.

            1:10      "Plan Administrator" means the Committee.

            1:11      "SEC" means the United States Securities and Exchange
Commission.

            1:12      "Vesting" means 20% per year for each year.


                                   ARTICLE 2

                           EFFECTIVE DATE OF THE PLAN

            2:01      The effective date of the Plan was September 1, 1996, and
the effective date of this Amendment and Restatement shall be May 14, 1997, the date on which the Board adopted this Plan, subject to approval by the Shareholders. No Options granted prior to Shareholder approval of the Plan shall be exercisable unless and until the Shareholders of the Company approve this Plan.





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                                   ARTICLE 3

                                 ADMINISTRATION

            3:01      The Plan shall be administered by the Committee.

            3:02      The Committee shall establish from time to time, subject
to the limitations of the Plan as hereinafter set forth, such rules and regulations, and amendments thereof, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. Every decision and action of the Committee shall be valid if approved by (i) a majority of the Committee members then in office at a meeting, or (ii) all of the Committee members then in office by unanimous written consent in lieu of meeting.

            3:03      The Board, or any designee of the Board, may recommend
employees or non-employee consultants for participation in the Plan to the Committee. Based on such recommendations, the Committee shall determine the persons (including officers) who shall receive options, the time or times at which options shall be granted, the number of shares for which Options are to be granted to each participant and the term and price of each option. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

            3:04      Options shall be granted only after prior designation by
the Committee and the execution of an Option Agreement. The Committee shall have the flexibility to grant options under such reasonable terms and conditions as the Committee determines in its sole discretion and may be. The Committee shall report to the Secretary of the Company the names of persons granted Options, the number of Options granted, and the terms and conditions of each Option.


                                   ARTICLE 4

                           PARTICIPATION IN THE PLAN

            4:01      Participation in the Plan shall be limited to directors,
full-time officers and employees, non-employees and consultants of the Company as the case may be who, from time to time, shall be recommended by the Board and/or designated by the Committee in accordance with Section 3.03.

                                   ARTICLE 5

                             STOCK SUBJECT TO PLAN





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            5:01      There are reserved for the granting of Options under the
Plan, together with shares that may be issued under all other component plans of the Company's Master Stock Incentive Plan, a number of shares of the common stock of MLC Holdings, Inc. equal to twenty percent (20%) of the total number of shares of Common Stock outstanding from time to time, as determined immediately after giving pro forma effect to the assumed exercise of all option or purchase rights under all of the component plans of the Master Stock
Incentive Plan  ("Reserved Shares").   If for any reason shares for which an
Option has been granted cease to be subject to purchase thereunder, those shares shall be available for the granting of Options.

            5:02      Proceeds of the purchase of optioned shares shall be used
for the general business purposes of the Company.

            5:03      In the event of reorganization, recapitalization, stock
split, stock dividend, stock combination, merger, consolidation, acquisition of property or stock, any change in the capital structure of the Company, or similar changes in the Company's Common Stock, the Committee shall make such adjustments as may be appropriate in the number and kind of shares reserved for purchase and in the number, kind and price of shares covered by Options granted but not then exercised; provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated.

            5:04      If the Company shall at any time merge or consolidate
with or into another corporation and (i) the Company is not the surviving entity, or (ii) the Company is the surviving entity and the shareholders of the Company are required to exchange their shares of Common Stock for property and/or securities, the holder of each Option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of Common Stock then deliverable upon the exercise of such Option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such Option, provided, however, that under no circumstance shall any Option exercise date be accelerated in contemplation of such action. A sale of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes. Notwithstanding the foregoing, the provisions of this Section 5:04 shall be subject to Section 6:04.

                      The surviving entity following any reorganization may at any time, in its sole discretion, tender substitute options as it may deem appropriate. However, in no event may the substitute options entitle the Participant to any fewer shares (or at any greater aggregate price) or any less other property than the Participant would be entitled to under the immediately preceding paragraph upon an exercise of the options held prior to the substitution of the new option.





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            5:05      In the event of the proposed dissolution or liquidation
of the company, the Options granted hereunder shall terminate as of a date to be fixed by the Committee, provided that not less than thirty (30) days prior written notice of the date so fixed shall be given to the Participant, and the Participant shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Options. Notwithstanding the foregoing, the provisions of this Section shall be subject to section 6:04.

                                   ARTICLE 6

                        TERMS AND CONDITIONS OF OPTIONS

            6:01      Each Option shall be evidenced by an Option Agreement
specifying the number of shares of Common Stock covered thereby in such form as the Committee from time to time may determine, provided that no provision of the Option Agreement shall be inconsistent with this Plan and such Option Agreement may incorporate all or any of the terms of this Plan by reference.

            6:02      The Option price per share shall not be less than 80% of
the fair market value of a share of the Common Stock on the date on which the Option is granted. The Common Stock is not currently listed upon an established stock exchange or traded in the over-the-counter market. Accordingly, until such time as the Common Stock is listed upon an established stock exchange or traded in the over-the-counter market, the fair market value of shares of the Common Stock shall be determined in good faith by the Committee. When and if the Common Stock is listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price of the Common Stock on such stock exchange or exchanges on the day the option is granted or if no sale of the Common Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such stock. When and if shares of the Common Stock are traded in the over-the-counter market but not on an established exchange or exchanges, the fair market value per share shall be the mean between dealer "bid" and "asked" prices of the Common Stock as reported by the National Association of Securities Dealers, Inc., on the day the option is granted. Subject to the foregoing, the Committee in fixing the Option price shall have full authority and discretion and be fully protected in doing so.

            6:03      No Option may be granted under this Plan after September
1, 2006.

            6:04      The term of any Option granted under this Plan shall be
up to ten (10) years from the date on which it was granted. The Committee shall have the right to set the time or times within which an Option shall be exercised, and to accelerate the time or times of exercise; provided, however, that no Option shall be exercisable until after the Shareholders of the company approve the Plan.





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            6:05      Each option by its terms shall be non-transferable and
non-assignable except that valid Option rights may be transferred by testamentary instrument (will), by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. Otherwise, an Option is exercisable only by such Participant.

            6:06      Each Option granted under the Plan shall terminate and
may no longer be exercised if the Participant ceases to be an employee of the Company, except that (i) if the Participant dies while in the employ of the Company, or within two (2) months after the termination of such employment, or within six (6) months if determined to be permanently disabled, such Option may be exercised on his behalf as set forth in 6:07 below; and (ii) if the Participant's employment shall have been terminated for any reason other than his death, or permanent disability, he may at any time within a period of two
(2) months after such termination exercise such Option to the extent that the Option was exercisable pursuant to Section 6:04 above by him on the date of the termination of his employment; provided, however, that in the case of termination for cause by the Company of the employment of the Participant or if a Participant shall terminate his employment in violation of any employment agreement with the Company, then his Option shall terminate and expire concurrently with the termination of his employment and shall not thereafter be exercisable to any extent. The definition of "cause" shall be as set forth in the Option Agreement with each Participant.

            6:07      If the Participant dies during the term of his Option
while in the employ of the Company, or within the two (2) month period after the termination of employment or within six (6) months of becoming permanently disabled, without having fully exercised his Option, the executor or administrator of his estate or the person who inherits the right to exercise the Option by bequest or inheritance shall have the right within twelve (12) months after the Participant's death to purchase the number of shares which the deceased Participant was entitled to purchase at the date of his death, after which time the Option shall lapse.

            6:08      A Participant may, at any time, elect in writing to
abandon an Option or any part thereof.


                                   ARTICLE 7

                         METHODS OF EXERCISE OF OPTION

            7:01      The Participant (or other person acting under Section
6:07) desiring to exercise an Option as to all or part of the shares of Common Stock subject to that option shall notify the Secretary of the Company in writing at its principal office to that effect, specifying the number of shares to be purchased. The Committee shall have the right to set the time or times within which each Option shall be exercisable, and to accelerate the time or times of exercise. Unless the Option Agreement executed by a Participant expressly otherwise provides, the Option shall be exercisable





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at any time or from time to time after the expiration of one year from the date of grant and prior to termination of the Option. options mast be exercised in multiples of 100 shares, unless all Options theretofore granted are exercised at that time. An Option may not be exercised to any extent, either by the Participant to whom it was granted, or by any person after the Participant's death, unless the Participant to whom the Option was granted has remained in the continuous employ of the Company, and/or of a subsidiary, for not less than twelve (12) months from the date the Option was granted.

            7:02      The notice shall be accompanied by payment to the Company
of the full purchase price or the Committee in its sole and absolute discretion may accept an assignment of proceeds or funds or other similar documents from a qualified brokerage company which trades on a national or regional exchange or from a financial institution. With the prior consent of the Company the Option may be exercised as to the number of shares specified in the notice by tendering to the Company shares of Common Stock already owned by the Participant which, together with any cash tendered therewith shall equal in value the full purchase price. The value of the tendered shares for this purpose shall be the fair market value (as determined in accordance with the procedures set forth in Section 6:02) of such shares (valued as if unlegended and freely transferable) on the date the Participant executes and dates the notice provided in Section 7:01, and the Participant shall deliver only that number of shares of Common Stock which, together with any cash delivered, has an aggregate value of not less than the full purchase price for the Option.

            7:03      A Participant shall have none of the rights of a
Stockholder until the shares of Common Stock covered by the Option are issued to him. If the shares of Common Stock issuable pursuant to the exercise of an Option are not registered under the Securities Act of 1933, as amended, the Company may require that the Participant deliver an investment representation letter at the time of exercise in form acceptable to the Company and its counsel, and the Company may place appropriate legends restricting transfer under applicable securities laws on the certificates for the shares of Common Stock to be issued.


                                   ARTICLE 8

                   AMENDMENTS AND DISCONTINUANCE OF THE PLAN

            8:01      The Committee shall have the right at any time and from
time to time to amend, suspend, or terminate the Plan provided that, except as provided in Section 5:03, no such amendment, suspension, or termination shall
(i) revoke or alter the terms of any valid Option previously granted in accordance with this Plan; (ii) change the price determined pursuant to the provisions of Section 6:02; (iii) change the class of eligible employees to whom Options may be granted under this Plan; (iv) extend the term of the Plan beyond five (5) years or provide for options exercisable more than two (2) years after the date granted; (v) permit any member of the Committee to be eligible as a Participant; or (vi) otherwise materially modify the Plan, except as provided herein or as necessary to comply with applicable law, without Shareholder approval.





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            8:02      This Plan shall terminate at midnight on September 1,
2006. Options outstanding at the termination of the Plan shall not be affected by such termination.

            8:03      The power to increase the number of shares is reserved
under the Plan to the Board of Directors. The increase in the reserved shares will become effective based on a simple majority of the Board of Directors.

                                   ARTICLE 9

                            MISCELLANEOUS PROVISIONS

            9:01      The Plan shall be construed, whenever possible, to be in
conformity with the requirements of all applicable federal law, including without limitation the SEC's Rule l6b-3, as amended effective August 15, 1996. To the extent not in conflict with the preceding sentence, the Plan shall be construed, administered and governed in all respect under and by the laws of the State of Delaware, except where preempted by federal law.

            9:02      If any provision of the Plan is held invalid or
unenforceable, the invalidity or unenforceability shall not affect any other provisions and the Plan shall be construed and enforced as if those provisions had not been included.

            9:03      This Plan shall be binding upon heirs, executors,
administrators, successors and assigns of all parties hereto, present and future.

            9:04      The Plan shall not be deemed to constitute a contract
between any employee and the Company. Nothing in the Plan shall give any employee the right to be retained in the employ of the Company, and all employees shall remain subject to discharge, discipline or layoff to the same extent as if the Plan had not been put into effect.

            9:05      In addition to such other rights of indemnification as
they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for negligence or misconduct in performance of his duties; provided that within 60 days after institution of any such action, suit, or proceeding a





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Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

            9.06 The Option Agreement shall provide the employee shall upon each exercise of a part or all of the option granted represent a warrant that his purchase of stock pursuant to such option is for investment only, and not with the view of distribution involving a public offering unless such shares are provided for in such public offering or such shares are registered. At any time the Board may waive the requirement of such provision and any option agreement entered into under this Plan.





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